Exhibit 10.5

TERMINATION AGREEMENT

This TERMINATION AGREEMENT, dated as of [          ], 2014 (this “Agreement”), is by and between Sterling Fund Management, LLC, a Delaware limited liability company (“SFM”), and First Choice ER, LLC, a Texas limited liability company (“FCER”) and subsidiary of Adeptus Health LLC, a Delaware limited liability company (“Adeptus Health LLC”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Advisory Services Agreement between FCER and SFM, dated as of September 30, 2011 (the “ASA”), FCER agreed to pay fees to SFM in exchange for certain management and consulting services; and

WHEREAS, Adeptus Health Inc., a Delaware corporation (“Adeptus Inc.”), is currently contemplating an underwritten initial public offering (“IPO”) of shares of its Class A Common Stock;. and

WHEREAS, prior to the completion of the IPO, Adeptus Inc. will become the managing member of Adeptus Health LLC; and

WHEREAS, in connection and concurrently with the IPO, the parties desire to terminate the ASA.

NOW, THEREFORE, it is agreed as follows:

1.                                      Termination of the ASA.  FCER and SFM hereby agree that, effective as of the consummation of the IPO, the ASA shall be terminated and of no further force or effect; provided, however, that the provisions of Section 7 and Section 8 of the ASA shall survive the termination thereof.  Concurrently herewith, FCER shall pay $2.0 million to SFM in immediately available funds in full satisfaction of its obligations under Section 5 of the ASA.  In addition, within 15 days of the date hereof, SFM shall deliver to FCER its final accounting of expenses per Section 3 of the ASA, and ASA will reimburse SFM for such expenses within ten (10) days after receipt by FCER of such accounting.

2.                                      Choice of Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

3.                                      Consent to Jurisdiction; Waiver of Jury Trial.  THE COMPANY AND SFM HEREBY IRREVOCABLY AGREE THAT ANY SUIT, ACTION, PROCEEDING OR CLAIM AGAINST IT ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT OR ENFORCED IN THE STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY PROCEEDING BROUGHT IN CHICAGO, ILLINOIS AND FURTHER IRREVOCABLY WAIVES ANY CLAIMS THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.  THE PARTIES HERETO EACH WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.

4.                                      Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding upon the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the date first above written.

FIRST CHOICE ER, LLC

By
Thomas Hall, CEO

STERLING FUND MANAGEMENT, LLC

By
M. Avi Epstein, Authorized Signatory

[Signature Page to Termination Agreement]